UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2013

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Stein Mart, Inc. (the “Company”) was held on June 18, 2013. The Company’s shareholders considered and voted upon the following two proposals:

(1)	To elect the ten (10) director nominees to serve as directors of the Company for the ensuing year and until their successors have been elected and qualified. Voting results were:

Name of Director	For	Withheld	Broker Non-Votes
Ralph Alexander	24,125,137	13,720,970	—
Alvin R. Carpenter	37,361,731	484,376	—
Irwin Cohen	32,464,763	5,381,344	—
Susan Falk	32,494,074	5,352,033	—
Linda M. Farthing	25,406,550	12,439,557	—
Mitchell W. Legler	33,155,639	4,690,468	—
Richard L. Sisisky	35,199,134	2,646,973	—
Jay Stein	37,146,357	699,750	—
Martin E. Stein, Jr.	37,365,019	481,088	—
John H. Williams, Jr.	37,400,418	445,689	—

(2)	To approve an advisory resolution on executive compensation for fiscal year 2012. Voting results were:

For	37,732,728
Against	100,923
Abstain	12,456

ITEM 7.01	REGULATION FD DISCLOSURE

On June 18, 2013, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per common share that is payable on July 19, 2013, to shareholders of record as of July 5, 2013. On June 18, 2013, a press release was issued announcing the dividend. Portions of the press release that is attached as Exhibit 99.1 to this report that refer to the cash dividend are incorporated into this Form 8-K under this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company except to the extent, if any, expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release dated June 18, 2013

99.2	Press Release dated June 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: June 19, 2013	By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

99.1	Press Release dated June 18, 2013

99.2	Press Release dated June 19, 2013